THE ALLING & CORY COMPANY
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


     The undersigned shareholder of The Alling & Cory Company, a New York corporation ("Alling & Cory") hereby constitutes and appoints Richard M. Harris, Jr. and Samuel T. Hubbard, Jr., and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to act for the undersigned at the special meeting (the "Special Meeting") of the Shareholders of Alling & Cory to be held at the offices of Alling & Cory, 1059 West Ridge Road, Rochester, New York on August 2, 1996 at 10:00 a.m. (local time), and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of the common stock, par value $1.25 per share of Alling & Cory ("Common Stock") held of record by the undersigned on June 26, 1996, as follows on the reverse side of this proxy.

     Said attorneys and proxies, and each of them shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Special Meeting which the undersigned has previously granted (except any form of proxy given to Union Camp Corporation) and hereby ratifies and confirms all that said attorneys and proxies and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting and all matters presented at the Special Meeting but which are not known to the Alling & Cory Board of Directors at the time of the solicitation of this proxy.

     PLEASE SIGN AND DATE YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PROXIES MAY ALSO BE RETURNED BY FACSIMILE TRANSMISSION TO ALLING & CORY C/O REGISTRAR & TRANSFER COMPANY, ATTENTION PROXY TABULATION DEPARTMENT, (FAX: (908) 272 -1006; TELEPHONE CONFIRMATION: (908) 272-8511).


                              SEE REVERSE SIDE
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                              PLEASE MARK YOUR CHOICE LIKE (X)
                              THIS IN BLUE OR BLACK INK

                     THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF ALLING & CORY

     The Alling & Cory Board of Directors recommends a vote FOR the following proposals:

     A proposal to approve the Amended and Restated Agreement and Plan of Merger, dated April 13, 1996, as amended and restated as of May 13, 1996 (the "Merger Agreement"), by and among Alling & Cory, Union Camp Corporation, a Virginia corporation ("Union Camp") and North Merger Corp., a New York corporation and a wholly owned subsidiary of Union Camp ("Merger Sub"), a copy of which is attached as Annex A to the Proxy Statement/Prospectus accompanying this proxy, pursuant to which (i) Merger Sub will be merged with and into Alling & Cory with Alling & Cory surviving the merger as a wholly-owned subsidiary of Union Camp, and (ii) each of the issued and outstanding shares of Alling & Cory Common Stock held by each holder of such shares (other than shares of Alling & Cory Common Stock held in the treasury of Alling & Cory, by Merger Sub, by Union Camp or by Dissenting Shareholders, if any) will be converted into the right to receive, at the election of such holder and subject, in each case, to certain adjustments, either (x) $112.064 in cash (subject to the limitation contained in the Merger Agreement) or (y) a number of shares of Union Camp Common Stock equal to the quotient obtained by dividing $112.064 by the fair market value of the Union Camp Common Stock (the "Fair Market Value") which Fair Market Value shall equal the average of the closing prices of the Union Camp Common Stock as reported on the New York Stock Exchange as published by The Wall Street Journal for the twenty trading days ending on and including the third trading day preceding, but not including, the effective date of the Merger (the "Average Closing Price"); provided that, notwithstanding the foregoing, (A) if the Average Closing Price is $47.00 per share of Union Camp Common Stock or less, the Fair Market Value shall be $47.00 and (B) if the Average Closing Price is $57.00 per share of Union Camp Common Stock or greater, the Fair Market Value shall be $57.00.
       (  ) FOR       (  ) AGAINST       (  ) ABSTAIN
     A proposal to approve compensation previously paid, proposed to be paid, or deemed to be paid to Samuel T. Hubbard, Jr., the President and Chief Executive Officer of Alling & Cory, and Margaret Supinski, the Vice President, Human Relations of Alling & Cory, for the purpose of establishing that such compensation is excluded from the rules governing certain "excess parachute payments", as such term is defined in the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
       (  ) FOR       (  ) AGAINST       (  ) ABSTAIN
     Each of the above-named proxies present at the Special Meeting, either in person or by substitute shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting and all such other matters as may properly come before the Special Meeting or any post-ponement or adjournment thereof. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSAL AND ON ANY OTHER MATTERS TO BE VOTED UPON.

     The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus relating to the Special

Meeting.

     IMPORTANT:  In signing this proxy, please sign exactly as your name(s) is
(are) shown on the share certificate to which the proxy applies. When signing as attorney, executor, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. EACH JOINT TENANT MUST SIGN.

______________________________________    Dated:____________________
Signature

______________________________________    Dated:____________________
(Additional signature if held jointly)